Exhibit 10.2
FORM OF COMPANY STOCKHOLDER SUPPORT AGREEMENT
This STOCKHOLDER SUPPORT AGREEMENT (this “Support Agreement”) is entered into as of [__], 2022, among CARISMA Therapeutics Inc., a Delaware corporation (the “Company”), Sesen Bio, Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of the Company.
WHEREAS, as of the date hereof, the Stockholder is the sole record owner of and has the sole power to vote (or to direct the voting of) the number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), and/or the number of shares of preferred stock, $0.0001 par value per share of the Company (the “Preferred Stock”), set forth opposite the Stockholder’s name on Schedule I hereto (such Common Stock and Preferred Stock, together with any other shares of the Company that are hereafter issued to or otherwise acquired or owned by, including upon exercise of options or securities convertible into or exercisable or exchangeable for Common Stock (the “Shares”), the voting power of which is acquired by such Stockholder during the Voting Period (as defined below), are collectively referred to herein as the “Subject Shares”);
WHEREAS, the Company, Parent, and Seahawk Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are concurrently entering into an Agreement and Plan of Merger and Reorganization, dated on or about the date hereof (as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”);
WHEREAS, the adoption of the Merger Agreement and the transactions contemplated thereby requires the written consent or affirmative vote of (i) the holders of a majority of the capital stock of the Company, voting together as a single class, (ii) the holders of a majority of the Series A Preferred Stock, $0.0001 par value per share, of the Company (the “Series A Preferred Stock”), and the Special Voting Preferred Stock, $0.0001 par value per share, of the Company (the “Special Voting Preferred Stock”), voting together as a single class, (iii) the holders of at least two-thirds of the Series B Preferred Stock, $0.0001 par value per share, of the Company (the “Series B Preferred Stock”), and the Series B Special Voting Preferred Stock, $0.0001 par value per share, of the Company (the “Series B Special Voting Preferred Stock”), voting together as a single class, and (iv) the holders of at least two-thirds of the Series A Preferred Stock, Special Voting Preferred Stock, Series B Preferred Stock and Series B Special Voting Preferred Stock, voting together as a single class; and
WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby, Parent and the Company have required the Stockholder to, as an inducement and in consideration therefor, and the Stockholder (in the Stockholder’s capacity as holder of the Subject Shares) has agreed to, enter into this Support Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
ARTICLE I
DEFINITIONS

SECTION 1.1Capitalized Terms.
(a)For purposes of this Support Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.
(b)“Expiration Time” shall mean the earliest to occur of (i) the Effective Time, (ii) any amendment to the Merger Agreement that reduces the amount, or changes the form of any consideration payable to the Stockholder in the transaction, (iii) the date and time of the valid termination of the Merger Agreement in accordance with its terms and (iv) the End Date (as defined in the Merger Agreement in effect on the date hereof) provided that the Effective Time has not occurred on or before such date.
(c)“Voting Period” shall mean such period of time between the date hereof and the Expiration Time.
(d)“Recommendation Change Requirement” shall mean, with respect to the Stockholder, 35% of the Subject Shares held by such Stockholder.

ARTICLE II
VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1Agreement to Vote. The Stockholder hereby agrees that, during the Voting Period, and at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), or in any other circumstances (including action by written consent of stockholders in lieu of a meeting) upon which a vote, adoption or other approval or consent with respect to the adoption of the Merger Agreement or the approval of the Merger and any of the transactions contemplated thereby is sought, the Stockholder:
(a)if no Company Board Adverse Recommendation Change has occurred in accordance with Section 5.3(c) of the Merger Agreement, shall, if a meeting is held, appear at the meeting, in person or by proxy, and shall provide a written consent (a “Written Consent”) or vote (or cause to be voted), in person or by proxy, all of the Subject Shares, in each case (i) in favor of (A)  any proposal to adopt and approve or reapprove the Merger Agreement and the transactions contemplated thereby, including (1) adoption and approval of the Merger Agreement and the Contemplated Transactions, (2) adoption and approval of an amendment of the Company’s certificate of incorporation to increase the authorized shares of the Common Stock, (3)  acknowledgment that the approval given thereby is irrevocable and that the Stockholder is aware of the Stockholder’s rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a true and correct copy of which will be attached thereto, and that the Stockholder has received and read a copy of Section 262 of the DGCL, (4) acknowledgment that by the Stockholder’s approval of the Merger the Stockholder is (A) waiving its appraisal rights with respect to the Subject Shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of the Stockholder’s capital stock under the DGCL, and (B) waiving any notice that may have been or may be required relating to the Merger or any of the other Contemplated Transactions (the “Stockholder Approval Matters”), and (ii) against any Acquisition Proposal and any action in furtherance of any such Acquisition Proposal; and
(b)if a Company Board Adverse Recommendation Change has occurred in accordance with Section 5.3(c) of the Merger Agreement, shall, if a meeting is held, appear at the meeting, in person or by proxy, and shall provide a Written Consent or vote (or caused to be voted), in person or by proxy, at least the Recommendation Change Requirement (rounded up to the nearest whole number of Subject Shares) of Subject Shares held by such Stockholder, in each case (i) in favor of the Stockholder Approval Matters, and (ii) against any proposals that compete with the Contemplated Transactions, including any Acquisition Proposal and any action in furtherance of any such Acquisition Proposal.
SECTION 2.2Grant of Irrevocable Proxy. In the event and to the extent that the Stockholder fails to vote the Subject Shares in accordance with Section 2.1 at any applicable meeting of the stockholders of the Company or pursuant to any applicable meeting of the stockholders of the Company or pursuant to any applicable written consent of the stockholders of the Company, the Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, as the Stockholder’s proxy, with full power of substitution and re-substitution, to vote, including by executing written consents, during the Voting Period with respect to any and all of the Subject Shares solely on the matters and in the manner specified in Section 2.1; provided, that, for the avoidance of doubt, if a Company Board Adverse Recommendation Change in accordance with Section 5.3(c) of the Merger Agreement has occurred the Stockholder shall only be deemed to have granted a proxy to the extent of the Recommendation Change Requirement. The Stockholder shall take all further action or execute such other instruments as may be necessary to effectuate the intent of any such proxy. The Stockholder affirms that the irrevocable proxy given by it hereby with respect to the Merger Agreement and the Contemplated Transactions is given to the Company by the Stockholder to secure the performance of the obligations of the Stockholder under Section 2.1 of this Support Agreement. It is agreed that the Company (and its designees) will use the irrevocable proxy that is granted by the Stockholder hereby only in accordance with applicable Laws and that, to the extent the Company (and its designees) uses such irrevocable proxy, it will only vote (or sign written consents in respect of) the Subject Shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 2.1.
SECTION 2.3Nature of Irrevocable Proxy. The proxy granted pursuant to Section 2.2 to the Company by the Stockholder shall be irrevocable during the term of this Support Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies or powers of attorney granted by the Stockholder and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. The proxy that may be granted hereunder shall terminate automatically, without any further action on the part of the Company, Stockholder or any other Person, upon the Expiration Time, but shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Support Agreement shall be binding upon the heirs, personal representatives and successors of the Stockholder.

ARTICLE III
COVENANTS
SECTION 3.1Subject Shares.
(a)The Stockholder agrees that (i) from the date hereof until the Expiration Time, it shall not, and shall not commit or agree to, without the prior written consent of Parent and the Company, directly or indirectly, whether by merger, consolidation or otherwise, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift or by operation of law) (any of the foregoing, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to or permit, a Transfer of, any or all of the Subject Shares or any interest therein; and (ii) during the Voting Period, it shall not, and shall not commit or agree to, without the prior written consent of Parent and the Company, (A) grant any proxies or powers of attorney with respect to any or all of the Subject Shares or agree to vote (or sign written consents in respect of) the Subject Shares on any matter or divest itself of any voting rights in the Subject Shares that would conflict with the terms of this Support Agreement, or (B) take any action that would have the effect of preventing or disabling the Stockholder from performing its obligations under this Support Agreement. Notwithstanding the foregoing, the Stockholder may, at any time, Transfer its Subject Shares (1) by will or other testamentary document or by intestacy, (2) to any investment fund or other entity controlled or managed by the Stockholder or the investment adviser or general partner of the Stockholder, (3) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect Affiliate of the Stockholder, including any investment funds or other entities that controls or manages, or is under common control or management with, or is controlled or managed by, the Stockholder, (4) to any member of the Stockholder’s immediate family, (5) to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder or otherwise for estate planning purposes, (6) to stockholders, current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any of the foregoing, or (7) to the extent required by applicable Law; provided, that the case of clauses (1)-(6), such permitted transferee shall have executed and delivered to Parent and the Company a support agreement substantially identical to this Support Agreement. The Stockholder agrees that any Transfer of Subject Shares not permitted hereby shall be null and void and that any such prohibited Transfer shall be enjoined. If any voluntary or involuntary Transfer of any Subject Shares covered hereby shall occur (including a sale by the Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the permitted transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Support Agreement, which shall continue in full force and effect.
(b)In the event of a stock dividend or distribution, or any change in the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. The Stockholder further agrees that, in the event the Stockholder purchases or otherwise acquires beneficial or record ownership of or an interest in, or acquires the right to vote or share in the voting of, any additional Shares, in each case after the execution of this Support Agreement and prior to the Expiration Time, the Stockholder shall deliver promptly to the Company and Parent written notice of such event, which notice shall state the number of additional Shares so acquired; provided, that no such notice shall be required with respect to any additional Shares acquired in connection with the Pre-Closing Financing. The Stockholder agrees that any such additional Shares shall constitute Subject Shares for all purposes of this Support Agreement and shall be subject to the terms of this Support Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein as if those additional Shares were owned by the Stockholder on the date of this Support Agreement.
SECTION 3.2Stockholder’s Capacity. All agreements and understandings made herein shall be made solely in the Stockholder’s capacity as a holder of the Subject Shares and not in any other capacity, including not in the Stockholder’s capacity as a director or officer of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director of the Company (including any director who is an Affiliate of the Stockholder) in the taking of any actions (or failure to act) solely in his or her capacity as a director of the Company, or in the exercise of his or her fiduciary duties as a director of the Company, or prevent or be construed to create any obligation on the part of any director of the Company from taking any action in his or her capacity as such director, and no action taken solely in any such capacity as a director of the Company shall be deemed to constitute a breach of this Support Agreement.
SECTION 3.3Other Offers. Except to the extent the Company is permitted to take such action pursuant to the Merger Agreement, the Stockholder (in the Stockholder’s capacity as such) shall not, and shall direct its Representatives not to, take any of the following actions: (a) solicit, initiate, knowingly encourage or knowingly facilitate an Acquisition Proposal; (b) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal (except as required by applicable Law, pursuant to applicable rules and regulations of any applicable national securities exchange or pursuant to a request by a Governmental Body); (c) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or otherwise knowingly cooperate in any way with any Person (or any Representative thereof) with respect to, any Acquisition Proposal; (d) approve, endorse or recommend or publicly propose to approve, endorse or recommend, any Acquisition Proposal; or (e) enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction or publicly proposing to approve, endorse or recommend, any Acquisition Transaction; provided, however, that none of the foregoing restrictions shall apply to the Stockholder’s and its Representatives’ interactions with Parent, Merger Sub, the Company and their respective subsidiaries and Representatives; provided, further, that nothing in this Section 3.3 shall prevent the Stockholder from referring a Person to this Section 3.3 or to the Merger Agreement. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Representatives of the Stockholder shall be deemed to be a breach of this Section 3.3.
SECTION 3.4Communications. During the Voting Period, the Stockholder shall not, and shall direct its Representatives not to, make any press release, public announcement or other broad-based public communication that disparages this Support Agreement or the Merger Agreement or the Merger, without the prior written consent of Parent and the Company, except as may be required by applicable Law, including applicable rules and regulations of any national securities exchange applicable to Stockholder, in which circumstance such announcing party shall consult with the Company and Parent to the extent legally permissible prior to any such disclosure; provided, that the foregoing shall not: (x) limit or affect any actions taken by the Stockholder (or any affiliated officer or director of Stockholder) that would be permitted to be taken by Stockholder pursuant to the Merger Agreement or (y) prohibit the Stockholder or its Representatives from communicating truthfully with any Governmental Body or from cooperating with any such Governmental Body, or testifying truthfully pursuant to subpoena, as required by valid legal process, in which circumstance such announcing party shall consult with the Company and Parent to the extent legally permissible prior to any such disclosure. The Stockholder hereby: (a) consents to and authorizes the publication and disclosure in all documents and schedules filed the with SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger or any Contemplated Transaction of (i) the Stockholder’s identity, (ii) the Stockholder’s ownership of the Subject Shares, (iii) this Support Agreement and (iv) the nature of the Stockholder’s commitments, arrangements and understandings under this Support Agreement; and (b) agrees as promptly as practicable to notify Parent, Merger Sub and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document.
SECTION 3.5Voting Trusts. Except for this Agreement and the Amended and Restated Voting Agreement of the Company, dated as of December 22, 2020 (the “Voting Agreement”), the Stockholder agrees that it will not, nor will it permit any entity under its control to, deposit any of its Subject Shares in a voting trust or subject any of its Subject Shares to any arrangement with respect to the voting of such Subject Shares, in each case to the extent that such action would restrict the Stockholder from performing its obligations under this Support Agreement.
SECTION 3.6Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Merger or quasi-appraisal rights that it may at any time have under applicable Laws, including Section 262 of the DGCL. The Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors, directors or officers, (a) challenging the validity, binding nature or enforceability of, or seeking to enjoin the operation of, this Support Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation, entry into or consummation of transactions contemplated by the Merger Agreement; provided, however, that (i) the Stockholder may defend against, contest or settle any action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of the Company and (ii) the foregoing shall not limit or restrict in any manner the Stockholder from enforcing the Stockholder’s rights under this Support Agreement and the other agreements entered into by the Stockholder in connection herewith, or otherwise in connection with the Merger, including the Stockholder’s right to receive the Merger Consideration pursuant to the terms of the Merger Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
The Stockholder hereby represents and warrants to Parent and the Company as follows:

SECTION 4.1Due Authorization, etc. The Stockholder is a natural person, corporation, limited partnership or limited liability company. If the Stockholder is a corporation, limited partnership or limited liability company, the Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted. The Stockholder has all necessary power and authority to execute and deliver this Support Agreement, perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Support Agreement, the performance by the Stockholder’s of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder and no other proceedings on the part of the Stockholder are necessary to authorize this Support Agreement, or to consummate the transactions contemplated hereby. This Support Agreement has been duly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by Parent and the Company) constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.
SECTION 4.2Ownership of Shares. Schedule I hereto sets forth opposite the Stockholder’s name the Shares over which the Stockholder has record ownership as of the date hereof. As of the date hereof, the Stockholder is the lawful record owner of the Shares denoted as being owned by the Stockholder on Schedule I hereto, has the power to vote or cause to be voted such Shares and has the power to dispose of, or cause to be disposed, such Shares (other than, if the Stockholder is a partnership or a limited liability company, the rights and interest of Persons that own partnership interests or units in the Stockholder under the partnership agreement or operating agreement governing the Stockholder and applicable partnership or limited liability company law, or if the Stockholder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws, which spouse hereby consents to this Support Agreement by executing the spousal consent attached hereto as Exhibit A). The Stockholder has, and will at all times up until the Expiration Time have, good and valid title to the Shares denoted as being owned by the Stockholder on Schedule I hereto, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (a) those created by this Support Agreement, (b) those created by the Voting Agreement, (c) those created by the Amended and Restated Investors’ Rights Agreement of the Company, dated as of December 22, 2020, (d) those existing under applicable securities laws and (e) those that would not prevent or materially delay the Stockholder’s ability to perform its obligations under this Support Agreement. Without limiting the generality of the foregoing, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares denoted as being owned by the Stockholder on Schedule I hereto, and no such Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shares except as provided hereunder and in the Voting Agreement.
SECTION 4.3No Conflicts. (a) No filing with any Governmental Body, and no authorization, consent or approval of any other Person, is necessary for the execution of this Support Agreement by the Stockholder and (b) none of the execution and delivery of this Support Agreement by the Stockholder, the performance of the Stockholder’s obligations hereunder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Stockholder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material Contract, understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Subject Shares or its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, in each case except for any of the foregoing as would not reasonably be expected to prevent or materially delay the Stockholder’s ability to perform its obligations under this Support Agreement.
SECTION 4.4Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled, whether directly or indirectly, to a fee, commission or other benefit from Parent, Merger Sub or the Company in respect of this Support Agreement based upon any Contract made by or on behalf of the Stockholder.
SECTION 4.5Reliance. The Stockholder has had the opportunity to review the Merger Agreement and this Support Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, the Company or any of their respective Representatives with respect to the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that such Stockholder (and not Parent, the Company or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the Contemplated Transactions. The Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Support Agreement.

SECTION 4.6No Litigation. As of the date of this Support Agreement, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to prevent or materially delay the ability of the Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.
ARTICLE V
TERMINATION
SECTION 5.1Termination. This Support Agreement shall automatically terminate, and none of Parent, the Company or the Stockholder shall have any rights or obligations hereunder and this Support Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the Effective Time; (b) the valid termination of the Merger Agreement in accordance with its terms; (c) any amendment to the Merger Agreement that reduces the amount, or changes the form of any consideration payable to the Stockholder in the Contemplated Transactions; (d) the time this Support Agreement is terminated upon the written agreement of the Stockholder, the Company and Parent; and (e) the End Date (as defined in the Merger Agreement in effect on the date hereof) provided that the Effective Time has not occurred on or before such date. The parties acknowledge that upon termination of this Support Agreement as permitted under and in accordance with the terms of this Support Agreement, no party to this Support Agreement shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, and no party shall have any further obligations or liabilities under this Support Agreement, subject to the following sentence. Notwithstanding anything to the contrary herein, (i) nothing set forth in this Section 5.1 shall relieve any party from liability for any willful breach of this Support Agreement prior to termination hereof, and (ii) the provisions of this Article V and of Article VI (other than Section 6.1) shall survive the termination of this Support Agreement.
ARTICLE VI
MISCELLANEOUS
SECTION 6.1Further Actions. Subject to the terms and conditions set forth in this Support Agreement, the Stockholder agrees to take any and all actions and to do all things reasonably necessary to effectuate this Support Agreement. If the Stockholder is a married individual, his or her spouse shall deliver the spousal consent attached hereto as Exhibit A unless such Stockholder can demonstrate to Parent’s and the Company’s reasonable satisfaction that his or her spouse does not have any community property interests in the Subject Shares.
SECTION 6.2Fees and Expenses. Except as otherwise specifically provided herein, each party shall bear its own fees and expenses in connection with this Support Agreement and the transactions contemplated hereby.
SECTION 6.3Amendments, Waivers, etc. This Support Agreement may not be amended except by an instrument in writing signed by all the parties hereto and specifically referencing this Support Agreement. No failure on the part of any party to exercise any power, right privilege or remedy under this Support Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Support Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Support Agreement, or any power, right, privilege or remedy under this Support Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
SECTION 6.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 5:00 p.m. New York time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:
If to the Company, to
[__]
[__]
[__]
Attn: [__]
Email: [__]

with a copy to (which shall not constitute notice):
[__]
[__]
[__]
Attn: [__]
Email: [__]
If to Parent, to
[__]
[__]
[__]
Attn: [__]
Email: [__]
with a copy to (which shall not constitute notice):
[__]
[__]
[__]
Attn: [__]
Email: [__]
If to the Stockholder, to the address or electronic mail address set forth on the signature pages hereto or to such other Person or address as any party shall specify by written notice so given.
SECTION 6.5Interpretation; Construction. Headings of the Articles and Sections of this Support Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. Except as otherwise indicated, all references in this Support Agreement to “Exhibits”, “Sections” or “Schedules” are intended to refer to Sections of this Support Agreement and the Exhibits or Schedules to this Support Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Support Agreement. As used in this Support Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” For purposes of this Support Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
SECTION 6.6Severability. Any term or provision of this Support Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Support Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Support Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Support Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
SECTION 6.7Entire Agreement; Assignment. This Support Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof; provided, however, that, as between the Company and Parent, to the extent of any conflict between the Merger Agreement and this Support Agreement, the terms of the Merger Agreement shall control and supersede any such conflicting terms. This Support Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and, in the case of Stockholder, such Persons to which record or beneficial ownership of the Stockholder’s Subject shares shall pass; provided, however, that neither this Support Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that, without consent, each of Parent and the Company may assign all or any of its rights and obligations hereunder to any of its Affiliates that assume the rights and obligations of such party under the Merger Agreement, and any attempted assignment or delegation of this Support Agreement or any of the rights, interests or obligations by any of the parties without the other parties prior written consent shall be void and of no effect.
SECTION 6.8Governing Law. THIS SUPPORT AGREEMENT AND ALL QUESTIONS RELATING TO THE INTERPRETATION OR ENFORCEMENT OF THIS SUPPORT AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.
SECTION 6.9Specific Performance. The parties hereto acknowledge that any breach of this Support Agreement would give rise to irreparable harm for which monetary damages, even if applicable, would not be an adequate remedy, and would occur in the event that any party does not perform the provisions of this Support Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the parties shall be entitled to a decree of specific performance, an injunction or other equitable relief to prevent breaches or threatened breaches of any of the provisions of this Support Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of specific performance, an injunction or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Support Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
SECTION 6.10Submission to Jurisdiction. The parties hereby (a) irrevocably and unconditionally submit to the exclusive personal jurisdiction and venue of the Court of Chancery of the State of Delaware, New Castle County, or, if the Chancery Court declines jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware, (b) agree that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 6.10, (c) waive any objection to laying venue in any such action or proceeding in such courts, (d) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (e) agree that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 6.4 of this Support Agreement. Nothing in this Section 6.10, however, shall affect the right of any person to serve legal process in any other manner permitted by Law.
SECTION 6.11Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER THIS SUPPORT AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS SUPPORT AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS SUPPORT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SUPPORT AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
SECTION 6.12Counterparts. This Support Agreement may be executed in two or more counterparts (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.
(Signature Page Follows)

IN WITNESS WHEREOF, the Company, Parent and the Stockholder have caused this Support Agreement to be duly executed as of the day and year first above written.

CARISMA THERAPEUTICS INC.

By:
Name:
Title:

SESEN BIO, INC.

By:
Name:
Title:

STOCKHOLDER

By:
Name:
Title:

Address:

Electronic Mail Address:

[Signature Page to Stockholder Support Agreement]

Exhibit A
Form of Spousal Consent
I acknowledge that I have read the Stockholder Support Agreement (to which this consent is attached) and that I know and understand, and have been fully advised by my attorney with respect to, its contents. As the spouse of the Stockholder, I hereby agree: (i) that all shares of capital stock, all options, all warrants and all additional securities of the Company held by the Stockholder, and all other rights with respect to the capital stock of the Company held by the Stockholder, and my interest in such shares, options, warrants, additional securities and other rights, if any, are subject to the provisions of the Stockholder Support Agreement and the Merger Agreement (as defined in the Stockholder Support Agreement), which I consent to; and (ii) that I will take no action at any time to hinder the operation of the Stockholder Support Agreement or the Merger Agreement.

SIGNATURE OF SPOUSE:

Printed Name:

Schedule I
Ownership of Shares

Name and Address of Stockholder	Number of Shares of Common Stock	Number of Shares of Preferred Stock
[●]	[●]	[●]